Consent of Independent Registered Public Accounting Firm

Anavex Life Sciences Corp.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Nos. 333-190995 and 333-191682) of our report dated December 29, 2014, relating to the consolidated financial statements of Anavex Life Sciences Corp., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York
June 19, 2015